UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2019, the board of directors (the “Board”) of Lantronix, Inc. (the “Company”) approved an increase in the size of the Board from six to seven members, and appointed Margaret A. Evashenk as a non-employee director to fill the vacancy created by the increase in the size of the Board, with such appointment effective as of August 1, 2019. There is no arrangement or understanding pursuant to which Ms. Evashenk was appointed as a director, and there are no related party transactions between the Company and Ms. Evashenk that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Evashenk will be compensated for her services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 99.3 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on September 8, 2015. Accordingly, Ms. Evashenk was granted 2,630 restricted stock units (“RSUs”), with a grant date of August 1, 2019 pursuant to the Company’s 2010 Amended and Restated 2010 Stock Incentive Plan. The RSUs shall vest such that 50% of the RSUs will vest on February 1, 2020, and the remaining 50% of the RSUs shall vest on August 1, 2020. In the event that Ms. Evashenk is not duly re-elected to the Board at the Company’s next annual meeting of the Corporations’ stockholders, then any remaining unvested RSUs shall immediately vest as of the day of such annual meeting of the Corporation’s stockholders. This RSU grant represents a pro-rated amount of the annual equity grant to the Company’s non-employee directors.

In connection with Ms. Evashenk’s appointment as a director of the Company, the Company and Ms. Evashenk entered into an Indemnification Agreement dated August 1, 2019, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 20, 2016.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on August 1, 2019, announcing the appointment of Ms. Evashenk to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit	Description

99.1	Press Release dated August 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC., a Delaware corporation

By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

Date: August 2, 2019

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